UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2010

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On April 18, 2010, the Board of Directors of Vishay Intertechnology, Inc. (“Vishay”), acting on the recommendation of its Nominating and Corporate Governance Committee, elected Mr. Frank D. Maier to the Vishay Board, effective immediately, following the decision of Mr. Zvi Grinfas to resign from the Vishay Board due to health reasons, effective May 31, 2010.  Mr. Maier was also elected to the Audit Committee and Strategic Affairs Committees of the Board of Directors.  Mr. Maier’s term will expire at the 2010 Annual Meeting of Stockholders, scheduled for June 16, 2010, at which time Mr. Maier will stand for election to the Vishay Board.  The Board of Directors has concluded that Mr. Maier will qualify as an independent director pursuant to the New York Stock Exchange corporate governance standards.

In connection with his appointment to the Board, and at the recommendation of its Compensation Committee, the Board approved a grant of 7,500 restricted stock units (“RSUs”) to Mr. Maier.  The RSUs will vest on March 18, 2013, with pro rata vesting upon earlier cessation of service. This grant is made pursuant to the Vishay Intertechnology 2007 Stock Incentive Program.

The press release announcing Mr. Maier’s election is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99	Press Release dated April 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2010
VISHAY INTERTECHNOLOGY, INC.

		By:	/s/ Lior E. Yahalomi
		Name:	Dr. Lior E. Yahalomi
		Title:	Executive Vice President and
Chief Financial Officer